BNP Residential Properties, Inc.
301 S. College Street, Suite 3850
Charlotte, North Carolina 28202-6024

Contact: Philip S. Payne
         Executive Vice President & CFO
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                           BNP RESIDENTIAL PROPERTIES
                       ANNOUNCES OPERATING RESULTS FOR THE
                             SECOND QUARTER OF 2003


Charlotte, North Carolina
 August 6, 2003

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended June 30, 2003 (second quarter of 2003).

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. We own and operate 19 apartment communities containing a total of 4,571 apartments and provide third-party management services for 9 apartment communities containing a total of 2,349 apartments. In addition to our apartment properties, we own 41 restaurant properties, which are leased on a triple net basis to a restaurant operator. We operate in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc., is structured as an UpREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of our operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Funds from Operations: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., before minority interest). Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time - in fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. However, you should not consider FFO to be an alternative to net income as defined by generally accepted accounting principles as a reliable measure of the company's performance, or to cash flows as a measure of liquidity.

Funds from operations of the operating partnership for the second quarter decreased to $1.8 million from $2.6 million in the second quarter of 2002. Funds from operations per share for the second quarter decreased to $0.23 per share from $0.34 per share in the second quarter of 2002. For the first six months of 2003, funds from operations for the operating partnership decreased to $4.2 million from $5.1 million in 2002. On a per share basis, funds from operations for the first six months of 2003 decreased to $0.54 per share from $0.68 per share in 2002.

Net Income/Loss: Net loss for the second quarter of 2003 was $393,000 compared to net income of $518,000 in 2002. On a diluted basis, net loss was $0.07 per common share for the second quarter compared to net income of $0.09 per common share in 2002. For the first six months, net loss was $247,000 compared to net income of $1.0 million in 2002. On a diluted basis, net loss was $0.05 per common share compared to net income of $0.17 per common share in 2002.

Revenue: Total revenue for the second quarter was $10.2 million, an increase of 10.5% compared to 2002. Revenue for the first six months of 2003 was $20.4 million, an increase of 13.2% compared to 2002.

Apartments: Apartment rental income in the second quarter of 2003 was $9.0 million, an increase of 14.0% compared to 2002. For the first six months, apartment rental income was $17.8 million, an increase of 16.2% compared to 2002. This increase was primarily attributable to the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003.

For the second quarter, average economic occupancy for all apartments was 91.4% as compared to 93.2% in 2002. Average revenue received per occupied unit was $715 per month for the second quarter of 2003 as compared with $733 in 2002. For the first six months of 2003, the average economic occupancy for all apartments was 91.1% as compared to 92.7% in 2002. Average revenue per occupied unit was $723 per month as compared to $734 in 2002.

On a same units basis (apartments owned and operated for the full period in both years), apartment revenue for the quarter decreased by 3.2% and by 2.9% for the first six months compared to 2002. The decline in same unit revenue for both periods was the result of a decline in both average economic occupancy and average revenue per occupied unit. On a same units basis, average economic occupancy for the second quarter was 91.5% in 2003 as compared to 93.3% in 2002. Average revenue per occupied unit for the second quarter was $721 per month in 2003 as compared to $731 per month in 2002. For the first six months of 2003, same units average economic occupancy was 91.2% as compared to 92.8% in 2002. Average revenue per occupied unit was $724 per month for the first six months of 2003 as compared to $733 per month in 2002.

Restaurants: Restaurant rental income decreased by 2.4% in the second quarter and by 1.5% for the first six months of 2003. The decrease was the result of the sale of one restaurant property in the first quarter of 2003. Restaurant rental income for both 2003 and 2002 was the minimum rent. "Same store" sales at our restaurant properties decreased by 5.4% for the second quarter and 5.0% for the first six months compared to 2002 amounts.

Other Income: Management fee income for the second quarter of 2003 decreased to $223,000 compared to $287,000 in 2002. For the first six months of 2003, management fee income decreased to $450,000 from $581,000 for the same period in 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $10.7 million in the second quarter of 2003, an increase of 25.4% compared to 2002.

Apartment operations expense (the direct costs of on-site operations) was $3.9 million in the second quarter of 2003, an increase of 26.6% compared to 2002. Apartment operations expense was $7.3 million for the first six months of 2003, an increase of 27.7% compared to 2002. These increases reflect the addition of three apartment communities during 2002, one apartment community in the first quarter of 2003, and significant increases in service compensation, utilities and property insurance costs. Apartment operations expense represented 43.0% of related apartment rental income for the second quarter and 41.1% for the first six months of 2003 as compared to 38.7% and 37.4% respectively, in 2002. On a same units basis, apartment operations expense increased by 2.0% for the second quarter and 4.3% for the first six months of 2003.

Apartment administrative expense (the costs associated with oversight, accounting and support of the Company's apartment management activities for both owned and third party properties) was $413,000 in the second quarter of 2003 compared to $294,000 in 2002. For the first six months, apartment administrative expense was $740,000 compared to $619,000 in 2002.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement required the lessee to pay virtually all of the expenses associated with the restaurant properties.

Corporate administration expense was $657,000 in the second quarter of 2003 compared to $496,000 in 2002. For the first six months, corporate administration expense was $1.3 million compared to $1.1 million in 2002. This increase was primarily attributable to increases in compensation and directors and officers insurance expense.

Interest expense was $3.2 million in the second quarter of 2003, an increase of 22.0% compared to 2002. For the first six months, interest expense was $6.4 million, an increase of 24.7% compared to 2002. The increase was the result of the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003.

Dividend: On July 17, 2003, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on August 15, 2003, to shareholders of record on August 1, 2003. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on August 15, 2003 to preferred shareholders of record on August 1, 2003.

Outlook: The following comments were made by D. Scott Wilkerson, President, "Operating results for the quarter ended June 30, 2003 are disappointing. The second quarter is generally difficult for us and we expected that the current economic environment would make it especially trying this year. We continue to believe that our apartment markets will show signs of strengthening late in 2003, but significant improvement in operating results will only occur with a return to higher occupancy levels. To this end, we are investing considerable time and resources in attracting and retaining residents at our apartment properties."

Information Requests: More information may be obtained by calling our Corporate Offices at (704) 944-0100 or on the Internet through our website at www.bnp-residential.com. You may also e-mail information requests to our investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2002.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Funds from Operations
All amounts in thousands, except per share data

                                                               Three months ended                     Six months ended
                                                                    June 30                               June 30
                                                            2003             2002(1)              2003             2002(1)
                                                       -----------------------------------   -----------------------------------
Revenues
Apartment rental income                                     $    8,952         $    7,856         $   17,838         $   15,345
Restaurant rental income                                           981              1,005              1,981              2,011
Management fee income                                              223                287                450                581
Interest and other income                                           25                 69                154                106
                                                       ----------------  -----------------   ----------------  -----------------
                                                                10,180              9,216             20,423             18,042
Expenses
Apartment operations                                             3,852              3,043              7,326              5,736
Apartment administration                                           413                294                740                619
Depreciation and amortization                                    2,571              2,071              4,977              4,065
Corporate administration                                           657                496              1,344              1,089
Interest                                                         3,242              2,657              6,438              5,162
Write-off of unamortized loan costs at refinance                     -                  -                  -                 95
                                                       ----------------  -----------------   ----------------  -----------------
                                                                10,735              8,561             20,826             16,767
                                                       ----------------  -----------------   ----------------  -----------------
(Loss) Income before minority interest                            (555)               656               (403)             1,276
Minority interest in operating partnership                         163               (138)               156               (265)
                                                       ----------------  -----------------   ----------------  -----------------
Net (loss) income                                                 (393)               518               (247)             1,011
Cumulative preferred dividend                                     (125)               (62)              (250)              (124)
                                                       ----------------  -----------------   ----------------  -----------------
(Loss) Income available to Common Shareholders              $     (518)        $      456         $     (497)        $      887
                                                       ================  =================   ================  =================

(Loss) Income before minority interest                      $     (555)        $      656         $     (403)        $    1,276
less cumulative preferred dividend                                (125)               (62)              (250)              (124)
add depreciation                                                 2,489              2,021              4,822              3,967
                                                       ----------------  -----------------   ----------------  -----------------
Funds from operations - Operating Partnership               $    1,809         $    2,614         $    4,170         $    5,119
                                                       ================  =================   ================  =================

Per common share amounts - basic:
Net (loss) income                                          $    (0.06)         $     0.09        $    (0.04)          $    0.18
                                                       ================  =================   ================  =================
(Loss) Income available to common Shareholders             $    (0.08)         $     0.08        $    (0.08)          $    0.15
                                                       ================  =================   ================  =================
Per common share amounts - diluted:
Net (loss) income                                          $    (0.07)         $     0.09        $    (0.05)          $    0.17
                                                       ================  =================   ================  =================
(Loss) Income available to common shareholders             $    (0.08)         $     0.07        $    (0.08)          $    0.15
                                                       ================  =================   ================  =================
Funds from operations                                      $     0.23          $     0.34        $     0.54           $    0.68
                                                       ================  =================   ================  =================

Weighted average shares and units outstanding:
   Preferred B shares and units
                                                                 455                 227                455                227
                                                       ================  =================   ================  =================
   Common shares                                               5,857               5,776              5,848              5,765
   Operating Partnership minority units                        1,844               1,749              1,844              1,727
                                                       ----------------  -----------------   ----------------  -----------------
      Common shares and minority units                         7,702               7,525              7,693              7,492
                                                       ================  =================   ================  =================

(1) 2002 amounts have been reclassified to conform to FAS 145 - the write-off of unamortized loan costs was previously reported as an extraordinary item, net of minority share

We provide the following information to analysts and other members of the financial community for use in their detailed analyses:

                                                               Three months ended                     Six months ended
                                                                    June 30                               June 30
                                                            2003             2002(1)              2003             2002(1)
                                                       ----------------  -----------------   -----------------------------------
Numerators:
For basic per common share amounts -
   Net (loss) income                                        $    (393)          $    518         $     (247)         $   1,011
   Cumulative preferred dividend                                 (125)               (62)              (250)              (124)
                                                       ----------------  -----------------   ----------------  -----------------
   (Loss) Income available to common
     shareholders - basic                                   $    (518)          $    456         $     (497)         $     887
                                                       ================  =================   ================  =================

For diluted per common share amounts -
   (Loss) Income before minority interest                   $    (555)          $    656         $     (403)         $   1,276
   Cumulative preferred dividend                                 (125)               (62)              (250)              (124)
                                                        ----------------  -----------------   ----------------  -----------------
   (Loss) Income available to common
    shareholders - diluted                                  $    (680)          $    593         $     (653)         $   1,152
                                                       ================  =================   ================  =================

   (Loss) Income before minority interest                   $    (555)          $    656         $     (403)         $   1,276
   Depreciation                                                 2,489              2,021              4,822              3,967
   Cumulative preferred dividend                                 (125)               (62)              (250)              (124)
                                                       ----------------  -----------------   ----------------  -----------------
   Funds from operations                                    $   1,809          $   2,614         $    4,170         $    5,119
                                                       ================  =================   ================  =================

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding                  5,857              5,776              5,848              5,765
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units                     1,844              1,749              1,844              1,727
    Stock options (2)                                               5                 17                  4                 13
                                                       ----------------  -----------------   ----------------  -----------------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                                  7,707              7,542              7,697              7,505
                                                       ================  =================   ================  =================

(1) 2002 amounts have been reclassified to conform to FAS 145 (2) Includes only dilutive stock options.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets


                                                                                           June 30               December 31
                                                                                             2003                    2002
                                                                                    -----------------------  ---------------------
                                                                                         (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                                   $    282,566,625        $   275,712,863
   Restaurant properties                                                                        38,335,989             39,158,921
                                                                                    -----------------------  ---------------------
                                                                                               320,902,614            314,871,784
   Less accumulated depreciation                                                               (53,915,162)           (49,448,825)
                                                                                    -----------------------  ---------------------
                                                                                               266,987,452            265,422,959
Cash and cash equivalents                                                                          613,075                884,316
Other current assets                                                                             4,876,655              3,024,683
Notes receivable, net of reserve                                                                   100,000                100,000
Intangible related to acquisition of management operations, net                                  1,115,088              1,115,088
Deferred financing costs, net                                                                    1,143,045              1,175,684
                                                                                    -----------------------  ---------------------
Total assets                                                                              $    274,835,315        $   271,722,730
                                                                                    =======================  =====================

Liabilities and Shareholders'Equity
Deed of trust and other notes payable                                                     $    217,452,876        $   211,584,935
Accounts payable and accrued expenses                                                            2,759,640              1,272,451
Deferred revenue and security deposits                                                           1,300,348              1,313,239
Deferred credit for interest defeasance, net                                                       250,048                333,376
                                                                                    -----------------------  ---------------------
                                                                                               221,762,912            214,504,001

Minority interest in Operating Partnership                                                      16,866,921             17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized, 454,545 shares
      issued and outstanding at June 30, 2003, and December 31, 2002                             5,000,000              5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized, 5,865,392 shares issued and outstanding at June 30, 2003, 5,831,077 shares issued and
      outstanding at December 31, 2002                                                              58,654                 58,311
   Additional paid-in capital                                                                   71,076,266             70,724,671
   Distributions in excess of net income                                                       (39,929,438)           (36,511,746)
                                                                                    -----------------------  ---------------------
Total shareholders' equity                                                                      36,205,482             39,271,236
                                                                                    -----------------------  ---------------------
Total liabilities and shareholders' equity                                                $    274,835,315        $   271,722,730
                                                                                    =======================  =====================



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